77Q1
Legg Mason Partners Income Trust
Legg Mason Partners Core Bond Fund

Sub-Item 77Q1 (Exhibits)
Registrant incorporates by reference Registrants
485 BPOS
dated April 16, 2007 filed  on April 11, 2007.
(Accession No. 0001193125-07-078635)